FUND PARTICIPATION AGREEMENT

THIS AGREEMENT, made as of the 27th day of September, 2013, by and between Credit Suisse Trust (“TRUST”), a business trust organized under the laws of The Commonwealth of Massachusetts, Credit Suisse Asset Management, LLC (“ADVISER”), a limited liability company organized under the laws of the State of Delaware, Credit Suisse Securities (USA) LLC (“DISTRIBUTOR”), a limited liability company organized under the laws of the state of Delaware, and THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY (“LIFE COMPANY”), a life insurance company organized under the laws of the State of Wisconsin.

WHEREAS, TRUST is registered with the Securities and Exchange Commission (“SEC”) under the Investment Company Act of 1940, as amended (“‘40 Act”) as an open-end, diversified management investment company; and

WHEREAS, TRUST is organized as a series fund and may be comprised of several portfolios (“Portfolios”), the currently available of which are listed on Appendix A hereto; and

WHEREAS, TRUST was organized to act as the funding vehicle for certain variable life insurance and/or variable annuity contracts offered by life insurance companies through separate accounts of such life insurance companies (“Participating Insurance Companies”) and may also offers its shares to certain qualified pension and retirement plans; and

WHEREAS, TRUST has received an order from the SEC (Investment Company Act Release No. 21522 (Nov. 20, 1995) (notice), 21607 (Dec. 19, 1995) (order)), granting Participating Insurance Companies and their separate accounts exemptions from the provisions of Sections 9(a), 13(a), 15(a) and 15(b) of the ‘40 Act, and Rules 6e-2 and 6e-3(T) thereunder, to the extent necessary to permit shares of the Portfolios of the TRUST to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies and certain qualified pension and retirement plans (the “Order”); and

WHEREAS, LIFE COMPANY has established or will establish one or more separate accounts (“Separate Accounts”) to offer variable contracts (“Variable Contracts”) and is desirous of having TRUST as one of the underlying funding vehicles for such Variable Contracts; and

WHEREAS, LIFE Company has registered or will register the Variable Contracts under the Securities Act of 1933, as amended (the “’33 Act”); and

WHEREAS, the Separate Accounts are duly, validly existing segregated asset accounts, established by resolution of the Board of Directors of LIFE COMPANY under the insurance laws of the State of Wisconsin; and

WHEREAS, LIFE COMPANY has registered the Separate Accounts as unit investment trusts under the 1940 Act; and

WHEREAS, DISTRIBUTOR is registered with the SEC as a broker dealer under the Securities Exchange Act of 1934, as amended, and is a member in good standing of the Financial Institution Regulatory Authority (“FINRA”); and

WHEREAS, ADVISER is registered with the SEC as an investment adviser; and

WHEREAS, to the extent permitted by applicable insurance laws and regulations, LIFE COMPANY intends to purchase shares of TRUST to fund the aforementioned Variable Contracts and TRUST is authorized to sell such shares to LIFE COMPANY at net asset value;

NOW, THEREFORE, in consideration of their mutual promises, LIFE COMPANY, TRUST, ADVISER and DISTRIBUTOR agree as follows:

Article I. SALE OF TRUST SHARES

1.1 TRUST agrees to make available for purchase by the LIFE COMPANY to fund its Separate Accounts, shares of the Portfolios as listed in Appendix B, which Appendix B may be amended by mutual agreement of the parties, at the net asset value next computed after receipt by the TRUST or its designee of the order for the shares.

1.2 TRUST agrees to sell to LIFE COMPANY those shares of the selected Portfolios of TRUST which LIFE COMPANY orders, executing such orders on a daily basis at the net asset value next computed after receipt by TRUST or its designee of the order for the shares of TRUST. For purposes of this Section 1.2, LIFE COMPANY shall be the designee of TRUST for receipt of such orders from LIFE COMPANY and receipt by such designee shall constitute receipt by TRUST; provided that TRUST receives notice of such order by 10:00 a.m. New York time on the next following Business Day. “Business Day” shall mean any day on which the New York Stock Exchange is open for trading and on which TRUST calculates its net asset value pursuant to the rules of the SEC.

1.3 TRUST agrees to redeem for cash, on LIFE COMPANY’s request, any full or fractional shares of TRUST held by LIFE COMPANY, executing such requests on a daily basis at the net asset value next computed after receipt by TRUST or its designee of the request for redemption. For purposes of this Section 1.3, LIFE COMPANY shall be the designee of TRUST for receipt of requests for redemption from LIFE COMPANY and receipt by such designee shall constitute receipt by TRUST; provided that TRUST receives notice of such request for redemption by 10:00 a.m. New York time on the next following Business Day.

1.4 TRUST shall furnish, on or before the ex-dividend date, notice to LIFE COMPANY of any income dividends or capital gain distributions payable on the shares of any Portfolio of TRUST. Such notice shall include dividend factor information itemized by net investment income and short- and/or long-term capital gains at the reasonable request of LIFE COMPANY to the extent such information is readily accessible to TRUST or its designee. LIFE COMPANY hereby elects to receive all such income dividends and capital gain distributions as are payable on a Portfolio’s shares in additional shares of the Portfolio. TRUST shall notify LIFE COMPANY of the number of shares so issued as payment of such dividends and distributions. LIFE COMPANY reserves the right to revoke this election by written notice to the Trust.

1.5 TRUST shall make the net asset value per share for the selected Portfolio(s) available to LIFE COMPANY on a daily basis as soon as reasonably practicable after the net asset value per share is calculated but shall use its best efforts to make such net asset value available by 6:00 p.m. New York time. If TRUST provides LIFE COMPANY with materially incorrect share net asset value information through no fault of LIFE COMPANY, LIFE COMPANY on behalf of the Separate Accounts, shall be entitled to an adjustment to the number of shares purchased or redeemed to reflect the correct share net asset value. Any material error (determined in accordance with SEC guidelines) in the calculation of net asset value per share, dividend or capital gain information (each, a “Material Error”) shall be reported promptly upon discovery to LIFE COMPANY. In the event that such Material Error is the result of the TRUST’s (or its designated agents’) negligence, TRUST, ADVISER and DISTRIBUTOR shall also be responsible for any of LIFE COMPANY’s administrative or other costs or losses incurred in correcting Variable Contract Owner accounts.

1.6 At the end of each Business Day, LIFE COMPANY shall use the information described in Section 1.5 to calculate Separate Account unit values for the day. Using these unit values, LIFE COMPANY shall process each such Business Day’s Separate Account transactions, based on requests and premiums received by it as of the time at which the TRUST calculates its share prices as disclosed in the prospectus for the TRUST, to determine the net dollar amount of TRUST shares which shall be purchased or redeemed at that day’s closing net asset values per share. The net share purchase or redemption orders so determined shall be transmitted to TRUST by LIFE COMPANY by 10:00 a.m. New York time on the Business Day next following LIFE COMPANY’s receipt of such requests and premiums in accordance with the terms of Sections 1.2 and 1.3 hereof.

1.7 If LIFE COMPANY’s order requests the net purchase of TRUST shares, LIFE COMPANY shall pay for such purchase by wiring federal funds to TRUST or its designated custodial account on the day the order is actually transmitted by LIFE COMPANY by noon New York time. If LIFE COMPANY’s order requests a net redemption resulting in a payment of redemption proceeds to LIFE COMPANY, TRUST shall wire the redemption proceeds to LIFE COMPANY on the day the order is actually received by TRUST by noon. New York time unless doing so would require TRUST to dispose of portfolio securities or otherwise incur additional costs, but in such event, proceeds shall be wired to LIFE COMPANY within five days of LIFE COMPANY’s order to enable LIFE COMPANY to pay redemption proceeds within the time specified in Section 22(e) of the ‘40 Act. In the event of such delay, TRUST shall notify the person designated in writing by LIFE COMPANY as the recipient for such notice of such delay by 3:00 p.m. New York time the same Business Day that LIFE COMPANY transmits the redemption order to TRUST. If LIFE COMPANY’s order requests the application of redemption proceeds from the redemption of shares to the purchase of shares of another Portfolio or fund administered or distributed by DISTRIBUTOR, TRUST shall so apply such proceeds on the same Business Day that LIFE COMPANY transmits such order to TRUST.

1.8 Notwithstanding Section 1.7, TRUST reserves the right to suspend the right of redemption or postpone the date of payment or satisfaction upon redemption consistent with Section 22(e) of the ‘40 Act and any rules thereunder.

1.9 TRUST agrees that all shares of the Portfolios of TRUST will be sold only to Participating Insurance Companies which have agreed to participate in TRUST to fund their Separate Accounts and/or to certain qualified pension and other retirement plans, all in accordance with the requirements of Section 817(h) of the Internal Revenue Code of 1986, as amended (“Code”) and Treasury Regulation 1.817-5, and which have entered into an agreement containing provisions substantially similar to Sections 2.4, 2.6 and 2.7 and Articles V and VI of this Agreement. Shares of the Portfolios of TRUST will not be sold directly to the general public.

1.10 Notwithstanding the foregoing provisions of this Agreement, TRUST may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of the shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board of Trustees of TRUST (the “Board”), acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, deemed necessary and in the best interests of the shareholders of such Portfolios (it being understood for this purpose that “shareholders” is intended to include Variable Contract owners). If practicable in the circumstances, TRUST will give LIFE COMPANY written notice at least 15 Business Days in advance of any suspension or termination pursuant to this provision, in order to give LIFE COMPANY sufficient time to take appropriate steps.

1.11 Issuance and transfer of the Portfolio’s shares will be by book entry only. Stock certificates will not be issued to LIFE COMPANY or any Separate Account. Purchase and redemption orders for Portfolio shares will be recorded in an appropriate title for each Separate Account or the appropriate subaccount of each Separate Account.

Article II. REPRESENTATIONS AND WARRANTIES

2.1 LIFE COMPANY represents and warrants that it is an insurance company duly organized and in good standing under the laws of Wisconsin and that it has legally and validly established each Separate Account as a segregated asset account under applicable laws, and that Northwestern Mutual Investment Services, LLC, the principal underwriter for the Variable Contracts, is registered as a broker-dealer under the Securities Exchange Act of 1934.

2.2 LIFE COMPANY represents and warrants that it has registered or, prior to any issuance or sale of the Variable Contracts, will register each Separate Account as a unit investment trust (“UIT”) in accordance with the provisions of the ‘40 Act and cause each Separate Account to remain so registered to serve as a segregated asset account for the Variable Contracts, unless an exemption from registration is available.

2.3 LIFE COMPANY represents and warrants that (i) the Variable Contracts will be registered under the `33 Act unless an exemption from registration is available prior to any issuance or sale of the Variable Contracts, (ii) the Variable Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws, and (iii) the selling and distribution agreements for the Variable Contracts will include provisions requiring selling broker-dealers to comply in all material respects with all applicable suitability requirements under federal law, FINRA rules, state insurance law and, where applicable , state securities law.

2.4 LIFE COMPANY represents and warrants that the Variable Contracts are currently, and at the time of issuance shall be, treated as life insurance, endowment or annuity contracts under applicable provisions of the Code, that it will make every effort to maintain such treatment and that it will notify TRUST immediately upon having a reasonable basis for believing that the Variable Contracts have ceased to be so treated or that they might not be so treated in the future.

2.5 LIFE COMPANY represents and warrants that it has adopted and will enforce procedures reasonably designed to prevent market timing and/or late trading involving interests under the Variable Contracts in the Separate Accounts (and subaccounts thereof) that invest in Portfolios of the Trust.

2.6 LIFE COMPANY represents and warrants that it will not purchase Portfolio shares with assets derived from tax-qualified retirement plans except, indirectly, through Variable Contracts purchased in connection with such plans.

2.7 TRUST represents and warrants that the Portfolio shares offered and sold pursuant to this Agreement will be registered under the ‘33 Act, authorized for issuance, and sold in accordance with all applicable federal and state laws, and TRUST shall be registered under the ‘40 Act prior to and at the time of any issuance or sale of such shares. TRUST shall amend its registration statement under the ‘33 Act and the ‘40 Act from time to time as required in order to effect the continuous offering of its shares. TRUST shall register and qualify its shares for sale in accordance with the laws of the various states to the extent necessary to perform its obligations under this Agreement.

2.8 TRUST represents and warrants that each Portfolio currently complies, and will continue to comply with the diversification requirements set forth in Section 817(h) of the Code, and the rules and regulations thereunder, including without limitation Treasury Regulation 1.817-5 (and/or any successor or similar provisions). In the event of a breach of this clause or Section 2.9 of this Agreement, the Trust will take all reasonable steps to (a) promptly notify LIFE COMPANY of such breach and (b) adequately diversify the Portfolio to achieve compliance within the grace period afforded by Regulation 1.817-5.

2.9 TRUST represents and warrants that each Portfolio invested in by the Separate Account is currently qualified as a “regulated investment company” (or “RIC”) under Subchapter M of the Code, that it will maintain such qualification under Subchapter M (or any successor or similar provisions) and will notify LIFE COMPANY immediately upon having a reasonable basis for believing any Portfolio has ceased to so qualify or might not so qualify in the future. In the event any Portfolio’s status as a RIC under Subchapter M and/or Section 817(h) changes, TRUST will take all reasonable steps required to re-qualify for RIC treatment under those provisions, including cooperating in good faith with LIFE COMPANY. If TRUST does not cure such noncompliance, TRUST will cooperate in good faith with LIFE COMPANY’s efforts to obtain a ruling and closing agreement, as provided in Revenue Procedure 92-25 issued by the Internal Revenue Service (or any subsequently issued applicable ruling or procedure), that the Portfolio satisfies the requirements of Subchapter M and/or compliance with Section 817(h) for the period or periods of noncompliance.

2.10 LIFE COMPANY hereby consents to the use by TRUST of the name and telephone number of LIFE COMPANY and to the reference by TRUST to the relationship between LIFE

COMPANY and TRUST as part of an informational page on TRUST’s site on the World Wide Web portion of the Internet, provided that TRUST furnishes a copy of the proposed informational page to LIFE COMPANY at least fifteen (15) Business Days prior to its intended use, and LIFE COMPANY does not object to the form or content of the informational page within fifteen (15) Business Days after receipt. The LIFE COMPANY hereby further consents to TRUST’s establishing a link between TRUST’s site and LIFE COMPANY’s site from the same place that LIFE COMPANY is listed on TRUST’s site as described in the preceding sentence.

2.11 TRUST represents that to the extent that it decides to increase the amount of distribution expenses under a preexisting Rule 12b-1 plan, it will have the Board, a majority of whom are not interested persons of the TRUST, and the relevant Portfolios’ shareholders make any necessary approvals under Rule 12b-1 under the ‘40 Act.

2.12 TRUST represents that it is lawfully organized and validly existing under the laws of The Commonwealth of Massachusetts and that it does and will comply in all material respects with the ‘40 Act.

2.13 DISTRIBUTOR represents and warrants that it is a member in good standing of the FINRA and is registered as a broker-dealer with the SEC and any applicable state securities laws. DISTRIBUTOR further represents that it will sell and distribute the TRUST’s shares in accordance with the laws of the state of Delaware and any applicable state and federal securities law.

2.14 TRUST, ADVISER and DISTRIBUTOR represent and warrant that all of their directors, officers, employees, and other individuals/entities dealing with the money and/or securities of the TRUST are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of TRUST in an amount not less than the minimum coverage as required by Rule 17g-(1) under the ‘40 Act or related provisions as may be promulgated from time to time. The aforesaid blanket fidelity bond shall at a minimum include coverage for larceny and embezzlement and shall be issued by a reputable bonding company. TRUST and DISTRIBUTOR agree to make all reasonable efforts to see that this bond or another bond containing these provisions is always in effect, and agree to notify LIFE COMPANY in the event that the blanket fidelity bond or similar coverage is terminated.

2.15 LIFE COMPANY represents and warrants that all of its directors, officers, employees, investment advisers, and other individuals/entities dealing with the money and/or securities of the Trust are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage in an amount not less than the $5 million. The aforesaid blanket fidelity bond shall at a minimum include coverage for larceny and embezzlement and shall be issued by a reputable bonding company. LIFE COMPANY agrees to notify TRUST and/or DISTRIBUTOR promptly in the event that the blanket fidelity bond or similar coverage is terminated.

2.16 ADVISER represents and warrants that it is registered with the SEC as an investment adviser and shall remain duly registered under all applicable federal and state securities laws and that it shall perform its obligations for TRUST in compliance with the laws of the state of Delaware and any applicable state and federal securities laws.

2.17 Each party represents and warrants that the execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate, partnership or trust action, as applicable, by such party, and, when so executed and delivered, this Agreement will be the valid and binding obligation of such party enforceable in accordance with its terms.

2.18 LIFE COMPANY represents and warrants that all orders for the purchase and sale of TRUST shares submitted to the TRUST (or counted by LIFE COMPANY in submitting a net order under Section 1.6 of the Agreement) for execution at a price based on the net asset value per share (“NAV”) of the TRUST’s Portfolios next computed after receipt by LIFE COMPANY on a particular Business day, will have been received in good order by LIFE COMPANY prior to the time as of which the TRUST calculates its NAV on that Business Day, as disclosed in the prospectus for the pertinent Portfolio in effect on the date of this Agreement (the “trading deadline”), in accordance with Rule 22c-1 under the ‘40 Act (subject only to exceptions as permitted under Rule 22c-1(c) under the 1940 Act, respecting initial purchase payments on variable annuity contracts, and to the established administrative procedures of LIFE COMPANY as described under either Rule 6e-2 or Rule 6e-3(T) under the ‘40 Act respecting premium processing for variable life insurance contracts).

2.19 LIFE COMPANY will comply with the anti-money laundering provisions of the USA PATRIOT Act of 2001, as well as the rules and regulations of authorized regulatory agencies as applicable to the Separate Accounts or Variable Contracts. LIFE COMPANY consents to provide information and/or certifications regarding such compliance as may reasonably be requested by ADVISER, DISTRIBUTOR or the TRUST, and to reasonably assist the ADVISER, DISTRIBUTOR or the TRUST with any examination and/or inspection by federal regulators in order to evaluate compliance with such provisions with respect to the Separate Accounts or Variable Contracts.

Article III. FUND DOCUMENTS

3.1 TRUST shall prepare and be responsible for filing with the SEC and any state regulators requiring such filing all shareholder reports, notices, proxy materials (or similar materials such as voting instruction solicitation materials), prospectuses and statements of additional information of TRUST. TRUST shall bear the costs of registration and qualification of shares of the Portfolios, preparation and filing of the documents listed in this Section 3.1 and all taxes to which an issuer is subject on the issuance and transfer of its shares.

3.2 TRUST will bear the reasonable and customary printing costs (or duplicating costs with respect to the statement of additional information) and reasonable and customary mailing costs associated with the delivery of the following TRUST (or individual Portfolio) documents (“Fund Documents”), to existing Variable Contract owners of LIFE COMPANY (regardless of whether such documents are printed together with, or separate from, the documents for other trusts and funds in the Variable Contracts):

(i)	prospectuses (summary and statutory) and statements of additional information, including any supplements thereto;
(ii)	annual and semi-annual reports;
(iii)	proxy materials (including, but not limited to, the proxy cards, notice and statement, as well as the costs associated with tabulating votes or information statements) (except LIFE COMPANY shall bear the printing and mailing costs of proxy materials for solicitations necessitated by LIFE COMPANY); and
(iv)	any financial reporting or other disclosures required to and agreed by the parties to be delivered to Variable Contract owners as a result of the ADVISER’S registration as a Commodity Pool Operator with respect to a Portfolio or a Portfolio’s compliance with any applicable Commodity Futures Trading Commission or National Futures Association rules and regulations (“CFTC documents”).

LIFE COMPANY will deliver such Fund Documents as required to be delivered under applicable federal or state law in connection with the offer, sale or acquisition of the Variable Contracts.

LIFE COMPANY will submit any bills for printing, duplicating, mailing costs and/or costs associated with electronic delivery, relating to the Fund Documents described above, to TRUST for reimbursement by TRUST. LIFE COMPANY shall monitor such costs and shall use its best efforts to control these costs. If requested by the TRUST, LIFE COMPANY will provide TRUST on a semi-annual basis, or more frequently as reasonably requested by TRUST, with a current tabulation of the number of existing Variable Contract owners of LIFE COMPANY whose Variable Contract values are invested in TRUST. If requested by the TRUST, this tabulation will be sent to TRUST in the form of a letter signed by a duly authorized officer of LIFE COMPANY attesting to the accuracy of the information contained in the letter. If requested by LIFE COMPANY, the TRUST shall provide such documentation (including a final copy of the TRUST’s prospectus as set in type or in camera-ready copy) and other assistance as is reasonably necessary in order for LIFE COMPANY to print together in one document the current prospectus for the Variable Contracts issued by LIFE COMPANY and the current prospectus for the TRUST. (In some cases contracts available through corporate pension or profit-sharing plans and trusts or annuity purchase plans are exempt from the statutory prospectus requirements of the ’33 Act and are instead offered through the use of “offering circulars.” For purposes of this Agreement, the term “prospectus” in reference to the Variable Products prospectus shall include “offering circulars.”) Should LIFE COMPANY wish to print any of these documents in a format materially different from that provided by TRUST, LIFE COMPANY shall provide Trust with sixty (60) days’ prior written notice and LIFE COMPANY shall bear the cost associated with any format change.

3.3 TRUST will provide, at its expense, LIFE COMPANY with the following Fund Documents, and any supplements thereto, with respect to prospective Variable Contract owners of LIFE COMPANY:

(i)	camera-ready copy of the current summary and statutory prospectus for printing by the LIFE COMPANY;
(ii)	a copy of the statement of additional information suitable for duplication;
(iii)	camera-ready copy of proxy material, including any information statements, suitable for printing; and
(iv)	camera-ready copy of the annual and semi-annual reports for printing by the LIFE COMPANY.

3.4 The TRUST will provide LIFE COMPANY with at least one complete copy of all prospectuses, statements of additional information, annual and semi-annual reports, proxy statements, exemptive applications and all amendments or supplements to any of the above that relate to the Portfolios promptly after the filing of each such document with the SEC or other regulatory authority. At the request of the ADVISER, DISTRIBUTOR or Trust, the LIFE COMPANY will provide TRUST with at least one complete copy of all prospectuses, statements of additional information, annual and semi-annual reports, proxy statements, exemptive applications and all amendments or supplements to any of the above that relate to a Separate Account that invests in the Portfolios promptly after the filing of each such document with the SEC or other regulatory authority.

3.5 LIFE COMPANY agrees that it will cooperate with DISTRIBUTOR and the TRUST by providing to DISTRIBUTOR and/or the TRUST, within thirty (30) days prior to any deadline imposed by applicable laws, rules or regulations, information regarding shares sold and redeemed and whether the Separate Accounts are registered or unregistered under the ‘40 Act and any other information pertinent to enabling DISTRIBUTOR and the TRUST to pay registration or other fees with respect to the TRUST shares sold during the fiscal year in accordance with Rule 24f-2 or to register and qualify TRUST shares under any applicable laws, rules or regulations in a timely manner.

3.6 Notwithstanding Section 3.4 of this Agreement, at least ten (10) Business Days prior to TRUST’s first submission to the SEC or its staff of any request or filing for no-action assurance or exemptive relief naming, pertaining to, or affecting LIFE COMPANY, the Separate Accounts, or the Variable Contracts issued by LIFE COMPANY, TRUST shall furnish LIFE COMPANY notice (which may be in the form of a draft of such request or filing) of TRUST’s intention to make such request or filing and a summary of the grounds therefor. Notwithstanding Section 3.4 of this Agreement, at least ten (10) Business Days prior to LIFE COMPANY’s first submission to the SEC or its staff of any request or filing for no-action assurance or exemptive relief naming, pertaining to, or affecting TRUST, LIFE COMPANY shall furnish TRUST with notice (which may be in the form of a draft of such request or filing) of LIFE COMPANY’s intention to make such request or filing and a summary of the grounds therefor.

3.7 To the extent that TRUST is required by law to cease selling shares of a Portfolio, LIFE COMPANY agrees to cease offering interests under the Variable Contracts in the Separate Accounts (or subaccounts thereof) that invest in shares of the Portfolio until TRUST or DISTRIBUTOR notifies LIFE COMPANY otherwise.

Article IV. SALES MATERIALS; PRIVACY

4.1 LIFE COMPANY will furnish, or will cause to be furnished, to TRUST, ADVISER or DISTRIBUTOR, to the extent a form of which has not been previously reviewed by the relevant party or no material changes have been made, each piece of sales literature or other promotional material in which TRUST, or ADVISER or DISTRIBUTOR is named, at least fifteen (15) Business Days prior to its intended use. No such material will be used if TRUST, or ADVISER or DISTRIBUTOR reasonably objects to its use within fifteen (15) Business Days after receipt of such material. LIFE COMPANY will discontinue its use of such materials as soon as is reasonably practicable if TRUST, ADVISER or DISTRIBUTOR reasonably objects to such continued use.

4.2 TRUST and DISTRIBUTOR will furnish, or will cause to be furnished, to LIFE COMPANY, to the extent a form of which has not been previously reviewed by LIFE COMPANY or no material changes have been made, each piece of sales literature or other promotional material in which LIFE COMPANY or its Separate Accounts are named, at least fifteen (15) Business Days prior to its intended use. No such material will be used if LIFE COMPANY reasonably objects to its use within fifteen (15) Business Days after receipt of such material. TRUST and DISTRIBUTOR will discontinue their use of such materials as soon as is reasonably practicable if LIFE COMPANY reasonably objects to such continued use.

4.3 TRUST and its affiliates and agents shall not give any information or make any representations on behalf of LIFE COMPANY or concerning LIFE COMPANY, the Separate Accounts, or the Variable Contracts issued by LIFE COMPANY, other than the information or representations contained in a registration statement or prospectus for such Variable Contracts, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports of the Separate Accounts or reports prepared by LIFE COMPANY for distribution to owners of such Variable Contracts, or in sales literature or other promotional material approved by LIFE COMPANY or its designee, except with the written permission of LIFE COMPANY.

4.4 LIFE COMPANY and its affiliates and agents shall not give any information or make any representations on behalf of TRUST or concerning TRUST other than the information or representations contained in the Fund Documents or sales literature or other promotional material approved by TRUST or its designee, except with the written permission of DISTRIBUTOR.

4.5 For purposes of this Agreement, the phrase “sales literature or other promotional material” or words of similar import include, without limitation, advertisements (such as material published, or designed for use, in a newspaper, magazine or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, electronic communications, telephone directories (other than routine listings) or other public media), sales literature (such as any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, performance reports or summaries, form letters, telemarketing scripts, seminar texts, or reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, statements of additional information, shareholder reports and proxy materials, and any other material constituting sales literature or advertising under FINRA rules, the ‘40 Act or the ‘33 Act.

4.6 Subject to law and regulatory authority, each party hereto shall treat as confidential, and maintain a secure system to handle, all information pertaining to the owners of the Variable

Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information without the express written consent of the affected party. In the event a party is directed by valid court order or other judicial or administrative process to disclose such information, that party shall promptly notify all other parties so that they may seek a protective order or other remedy. In the event such information is improperly disclosed, disseminated or utilized, prompt notice shall be provided to the other parties. Each party hereto shall be solely responsible for the compliance of their officers, directors, employees, agents, independent contractors, and any affiliated and non-affiliated third parties with all applicable privacy-related laws and regulations including but not limited to the Gramm-Leach-Bliley Act and Regulation S-P. The provisions of this Section 4.6 shall survive the termination of this Agreement.

4.7 The TRUST and DISTRIBUTOR hereby consent to LIFE COMPANY’s use of the names of the Portfolios, in connection with the marketing of the Variable Contracts, subject to the terms of Sections 4.1 and 4.4 of this Agreement. Such consent will continue only as long as any Variable Contract is invested in the Portfolio.

Article V. POTENTIAL CONFLICTS

5.1 The Board will monitor TRUST for the existence of any material irreconcilable conflict between the interests of the Variable Contract owners of Participating Insurance Company Separate Accounts investing in the TRUST. A material irreconcilable conflict may arise for a variety of reasons, including: (a) state insurance regulatory authority action; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of the TRUST are being managed; (e) a difference in voting instructions given by variable annuity and variable life insurance contract owners or by contract owners of different Participating Insurance Companies; or (f) a decision by a Participating Insurance Company to disregard voting instructions of Variable Contract owners.

5.2 LIFE COMPANY will report any potential or existing conflicts of which it becomes aware to the Board. LIFE COMPANY will be responsible for assisting the Board in carrying out its responsibilities under the Conditions set forth in the notice issued by the SEC for the TRUST on November 20, 1995 (the “Notice”) (Investment Company Act Release No. 21522), by providing the Board with all information reasonably necessary for it to consider any issues raised. This responsibility includes, but is not limited to, an obligation by LIFE COMPANY to inform the Board whenever Variable Contract owner voting instructions are disregarded by LIFE COMPANY.

These responsibilities will be carried out by LIFE COMPANY with a view only to the interests of the Variable Contract owners.

5.3 If a majority of the Board or a majority of its disinterested trustees determines that a material irreconcilable conflict exists, affecting the LIFE COMPANY, LIFE COMPANY, at its expense and to the extent reasonably practicable (as determined by a majority of disinterested trustees), will take any steps necessary to remedy or eliminate the irreconcilable material conflict, including: (a) withdrawing the assets allocable to some or all of the Separate Accounts from the TRUST or any Portfolio thereof and reinvesting those assets in a different investment medium, which may include another Portfolio of TRUST or another investment company or submitting the question as to whether such segregation should be implemented to a vote of all affected Variable Contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., Variable Contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected Variable Contract owners the option of making such a change; and (b) establishing a new registered management investment company or managed separate account. If a material irreconcilable conflict arises because of LIFE COMPANY’s decision to disregard Variable Contract owner voting instructions, and that decision represents a minority position or would preclude a majority vote, LIFE COMPANY may be required, at the election of TRUST, to withdraw its Separate Account’s investment in TRUST. To the extent reasonably practicable due to the time needed to obtain any required regulatory approvals or establish reasonable arrangements necessary to provide affected Variable Contract owners a suitable alternative investment option under the affected Variable Contracts, any such withdrawal and termination must take place within six (6) months after TRUST gives written notice that this provision is being implemented, and until the end of that period the Portfolios shall continue to accept and implement orders by LIFE COMPANY for the purchase and redemption of shares of the Portfolios. The responsibility to take such remedial action shall be carried out by LIFE COMPANY with a view only to the interests of the Variable Contract owners.

For the purposes of this Section 5.3, a majority of the disinterested members of the Board shall determine whether or not any proposed action adequately remedies any material irreconcilable conflict, but in no event will the TRUST or ADVISER (or any other investment adviser of the TRUST) be required to establish a new funding medium for any Variable Contract. Further, LIFE COMPANY shall not be required by this Section 5.3 to establish a new funding medium for any Variable Contract if any offer to do so has been declined by a vote of a majority of Variable Contract owners materially affected by the irreconcilable material conflict. If the Board decides that any proposed action does not adequately remedy an irreconcilable material conflict, then LIFE COMPANY will withdraw the Separate Account’s investment in the affected Portfolio and terminate this Agreement with respect to such Portfolio within six (6) months after the Board informs LIFE COMPANY in writing of the foregoing decision.

5.4 The Board’s determination of the existence of a material irreconcilable conflict and its implications shall be made known promptly and in writing to LIFE COMPANY.

5.5 No less than annually, LIFE COMPANY shall submit to the Board such reports, materials or data as the Board may reasonably request so that the Board may fully carry out the obligations imposed upon it by these Conditions. Such reports, materials, and data shall be submitted more frequently if deemed appropriate by the Board.

Article VI. VOTING

6.1 LIFE COMPANY will provide pass-through voting privileges to all Variable Contract owners so long as the SEC continues to interpret the ‘40 Act as requiring pass-through voting privileges for Variable Contract owners. Accordingly, LIFE COMPANY, where applicable, will vote shares of TRUST held by its Separate Accounts in a manner consistent with voting instructions timely received from its Variable Contract owners. LIFE COMPANY shall vote shares for which it has not received timely voting instructions, as well as shares it owns, in the same proportion as it votes those shares for which it has received voting instructions.

6.2 LIFE COMPANY shall work with the Trust to assure that each of the Separate Accounts calculates voting privileges as required by Section 6.1 and consistent with any reasonable standards that the TRUST may adopt and as agreed to by LIFE COMPANY (such approval shall not be unreasonably withheld).

6.3 If and to the extent Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the ‘40 Act or the rules thereunder with respect to mixed and shared funding on terms and conditions materially different from any exemptions granted in the Order, then TRUST and/or LIFE COMPANY, as appropriate, shall take such steps as may be necessary to comply with Rule 6e-2 and Rule 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such Rules are applicable.

Article VII. INDEMNIFICATION

7.1 Indemnification by LIFE COMPANY. LIFE COMPANY agrees to indemnify and hold harmless TRUST, DISTRIBUTOR and ADVISER and each of their trustees, directors, officers, employees and agents and each person, if any, who controls TRUST, DISTRIBUTOR or ADVISER within the meaning of Section 15 of the ‘33 Act (excluding any Participating Insurance Company) (collectively, the “Indemnified Parties” for purposes of Sections 7.1, 7.2, 7.3 and 7.4 below) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of LIFE COMPANY) or litigation (including reasonable legal fees and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of, or investments in, TRUST’s shares or the Variable Contracts issued by LIFE COMPANY and:

(a)	arise out of or are based upon any untrue statements of any material fact contained in the registration statement, prospectus, statement of additional information, or sales literature or other promotional material for the Variable Contracts or contained in the Variable Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission was made in reliance upon and in conformity with information furnished to LIFE COMPANY by or on behalf of TRUST or its affiliates for use in the registration statement, prospectus, statement of additional information or sales literature or other promotional material for the Variable Contracts or in the Variable Contracts (or any amendment or supplement) or otherwise for use in connection with the sale of the Variable Contracts or TRUST shares; or

(b)	arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, statement of additional information, CFTC documents or sales literature or other promotional material of TRUST not supplied by LIFE COMPANY, or persons under its control) or wrongful conduct of LIFE COMPANY or any of its directors, officers, employees or agents, with respect to the sale or distribution of the Variable Contracts or TRUST shares; or

(c)	arise out of any untrue statement of a material fact contained in a registration statement, prospectus, statement of additional information, or sales literature or other promotional material of TRUST or any amendment thereof or supplement thereto or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, if such statement or omission was made in reliance upon and in conformity with information furnished to TRUST for inclusion therein by or on behalf of LIFE COMPANY; or

(d)	arise as a result of any material failure by LIFE COMPANY to provide the services and furnish the materials under the terms of this Agreement; or

(e)	arise out of or result from any material breach of any representation and/or warranty made by LIFE COMPANY in this Agreement or arise out of or result from any other material breach of this Agreement by LIFE COMPANY, except to the extent provided in Sections 7.2 and 7.3 of this Agreement.

7.2 LIFE COMPANY shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations or duties under this Agreement or to TRUST, whichever is applicable.

7.3 LIFE COMPANY shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified LIFE COMPANY in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify LIFE COMPANY of any such claim shall not relieve LIFE COMPANY from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against an Indemnified Party, LIFE COMPANY shall be entitled to participate at its own expense in the defense of such action. LIFE COMPANY also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action. After notice from LIFE COMPANY to such party of LIFE COMPANY’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and LIFE COMPANY will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation, unless: (a) LIFE COMPANY and the Indemnified Party will have mutually agreed to the retention of such counsel; or (b) the named parties to any such proceeding (including any impleaded parties) include both LIFE COMPANY and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. LIFE COMPANY will not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there is a final judgment for the plaintiff, LIFE COMPANY agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment.

7.4 The Indemnified Parties shall promptly notify LIFE COMPANY of the commencement of any litigation or proceedings against them in connection with the issuance or sale of TRUST shares, the Variable Contracts, or the operation of the TRUST. The Indemnified Parties also shall promptly notify LIFE COMPANY of the receipt of any written threats of litigation or written grievances relating to the LIFE COMPANY or the Variable Contracts.

7.5 Indemnification by ADVISER, TRUST and DISTRIBUTOR. ADVISER, TRUST and DISTRIBUTOR, in each case solely to the extent relating to such party’s responsibilities hereunder agree to indemnify and hold harmless LIFE COMPANY and each of its directors, officers, employees, and agents and each person, if any, who controls LIFE COMPANY within the meaning of Section 15 of the ‘33 Act (collectively, the “Indemnified Parties” for the purposes of Sections 7.5, 7.6, 7.7 and 7.8 below) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of ADVISER, TRUST or DISTRIBUTOR, as applicable) or litigation (including reasonable legal fees and other expenses) to which the Indemnified Parties may become subject under any statute, or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of, or investments in, TRUST’s shares or the Variable Contracts issued by LIFE COMPANY and:

(a)	arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus, statement of additional information, CFTC documents or sales literature or other promotional material of TRUST (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to ADVISER, DISTRIBUTOR or TRUST by or on behalf of LIFE COMPANY for use in the registration statement, prospectus or statement of additional information, CFTC documents or in sales literature or other promotional material for TRUST (or any amendment or supplement) or otherwise for use in connection with the sale of the Variable Contracts or TRUST shares; or

(b)	arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, statement of additional information or sales literature or other promotional material for the Variable Contracts not supplied by DISTRIBUTOR or persons under its control) or wrongful conduct of TRUST, ADVISER or DISTRIBUTOR or persons under their control, with respect to the sale or distribution of the Variable Contracts or TRUST shares; or

(c)	arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, statement of additional information or sales literature or other promotional material covering the Variable Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to LIFE COMPANY for inclusion therein by or on behalf of TRUST, ADVISER or DISTRIBUTOR; or

(d)	arise as a result of (i) a material failure by TRUST, ADVISER or DISTRIBUTOR to provide the services and furnish the materials under the terms of this Agreement; or (ii) a failure by a Portfolio(s) invested in by the Separate Account to comply with the diversification requirements of Section 817(h) of the Code; or (iii) a failure by a Portfolio(s) invested in by the Separate Account to qualify as a “regulated investment company” under Subchapter M of the Code; or

(e)	arise out of or result from any material breach of any representation and/or warranty made by ADVISER, DISTRIBUTOR or TRUST in this Agreement or arise out of or result from any other material breach of this Agreement by ADVISER, DISTRIBUTOR or TRUST, except to the extent provided in Sections 7.6 and 7.7 of this Agreement.

7.6 ADVISER, TRUST and DISTRIBUTOR shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations and duties under this Agreement.

7.7 ADVISER, TRUST and DISTRIBUTOR shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified ADVISER, TRUST or DISTRIBUTOR, as appropriate, in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify ADVISER, TRUST or DISTRIBUTOR of any such claim shall not relieve ADVISER, TRUST or DISTRIBUTOR from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, ADVISER, TRUST and DISTRIBUTOR, as appropriate, shall be entitled to participate at its own expense in the defense thereof. ADVISER, TRUST and DISTRIBUTOR, as appropriate, also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action and to settle the claim at its own expense; provided, however, that no such settlement shall include any factual stipulation referring to the Indemnified Parties or their conduct without the Indemnified Parties’ written consent. After notice from ADVISER, TRUST or DISTRIBUTOR to such party of ADVISER’s, TRUST’s or DISTRIBUTOR’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and ADVISER, TRUST and DISTRIBUTOR will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation, unless: (a) ADVISER, TRUST or DISTRIBUTOR, as appropriate, will have mutually agreed with the Indemnified Party to the retention of such counsel; or (b) the named parties to any such proceeding (including any impleaded parties) include the Indemnified Party and one, both or all of ADVISER, TRUST and DISTRIBUTOR and representation of the both the Indemnifying Party and the Indemnified Party by the same counsel would be inappropriate due to actual or potential differing interests between them. ADVISER, TRUST and DISTRIBUTOR will not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there is a final judgment for the plaintiff, ADVISER, TRUST or DISTRIBUTOR, as appropriate, agree to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment.

7.8 The Indemnified Parties shall promptly notify ADVISER, TRUST and DISTRIBUTOR of the commencement of any litigation or proceedings against them in connection with the issuance or sale of TRUST shares, the issuance or sale of the Variable Contracts, or the operation of the TRUST.

7.9 A successor by law of the parties to this Agreement will be entitled to the benefits of the indemnification contained in this Article VII. The provisions of this Article VII shall survive the termination of this Agreement.

Article VIII. EXPENSES

8.1 Unless otherwise specified in this Agreement or in separate agreements, all costs and expenses associated with the performance of this Agreement by a party shall be borne by such party.

Article IX. TERM; TERMINATION

9.1 This Agreement shall be effective as of the date the Trust is available in the Variable Contracts and shall continue in force until terminated in accordance with the provisions herein.

9.2 This Agreement shall terminate in accordance with the following provisions:

(a)	At the option of LIFE COMPANY, TRUST, or DISTRIBUTOR, with respect to some or all of the Portfolios, at any time from the date hereof upon 60 days advance written notice to the other parties, unless a shorter time is agreed to by the parties;

(b)	At the option of LIFE COMPANY, if Portfolio shares are not reasonably available to meet the requirements of the Variable Contracts as determined in good faith by LIFE COMPANY; provided that such termination shall apply only to the Portfolio whose shares are not reasonably available. Prompt written notice of election to terminate shall be furnished by LIFE COMPANY with said termination to be effective upon receipt of written notice by the other parties;

(c)

At the option of LIFE COMPANY, if LIFE COMPANY shall determine, in its sole judgment exercised in good faith, that either TRUST, ADVISER or DISTRIBUTOR has suffered a material adverse change in its business, operations or financial condition since the date of this Agreement, or is subject to material adverse publicity which is likely to have a material adverse effect on the business, operations or reputation of LIFE COMPANY. Prompt written notice of election to terminate shall be furnished by LIFE COMPANY with said termination to be effective 60 days after receipt of written notice by the other parties, unless such material adverse change or effect has been cured to the reasonable satisfaction of the LIFE COMPANY not later than 30 days after receipt of such written notice;

(d)	At the option of LIFE COMPANY, upon the institution of formal proceedings against TRUST, ADVISER or DISTRIBUTOR by the SEC, the FINRA, or any other regulatory body, the expected or anticipated ruling, judgment or outcome of which would, in LIFE COMPANY’s sole judgment, exercised in good faith, materially impair TRUST’s, ADVISER’s or DISTRIBUTOR’s ability to meet and perform respective obligations and duties hereunder. Prompt written notice of election to terminate shall be furnished by LIFE COMPANY with said termination to be effective upon receipt of written notice by the other parties;

(e)	At the option of TRUST, ADVISER or DISTRIBUTOR, if any of them shall determine, in its sole judgment exercised in good faith, that LIFE COMPANY has suffered a material adverse change in its business, operations or financial condition since the date of this Agreement, or is subject to material adverse publicity which is likely to have a material adverse effect on the business, operations or reputation of TRUST, ADVISER or DISTRIBUTOR. Prompt written notice of election to terminate shall be furnished by TRUST or DISTRIBUTOR, as appropriate, with said termination to be effective 60 days after receipt of written notice by LIFE COMPANY, unless such material adverse change or effect has been cured to the reasonable satisfaction of the TRUST, ADVISER or DISTRIBUTOR, as the case may be, not later than 30 days after receipt of such written notice;;

(f)	At the option of TRUST, upon the institution of formal proceedings against LIFE COMPANY by the SEC, FINRA, or any other regulatory body, the expected or anticipated ruling, judgment or outcome of which would, in TRUST’s sole judgment, exercised in good faith, materially impair LIFE COMPANY’s ability to meet and perform its obligations and duties hereunder. Prompt written notice of election to terminate shall be furnished by TRUST with said termination to be effective upon receipt of written notice by LIFE COMPANY;

(g)	At the option of LIFE COMPANY, in the event a Portfolio’s shares are not registered, issued or sold in accordance with applicable state or federal law, or such law precludes the use of such shares as the underlying investment medium of Variable Contracts issued or to be issued by LIFE COMPANY. Termination shall be effective immediately upon receipt of written notice by the other parties

(h)	At the option of TRUST if the Variable Contracts cease to qualify as annuity contracts or life insurance contracts, as applicable, under the Code, or if TRUST reasonably believes that the Variable Contracts will fail to so qualify, where such failure to qualify is not attributable to any action or absence of action on the part of TRUST, ADVISER or DISTRIBUTOR. Termination shall be effective upon receipt of written notice by LIFE COMPANY;

(i)	At the option of LIFE COMPANY, upon TRUST’s, ADVISER’s or DISTRIBUTOR’s breach of any material provision of this Agreement, which breach has not been cured to the reasonable satisfaction of LIFE COMPANY within 30 days after written notice of such breach is delivered to the breaching party;

(j)	At the option of TRUST, ADVISER or DISTRIBUTOR, upon LIFE COMPANY’s breach of any material provision of this Agreement, which breach has not been cured to the satisfaction of the TRUST, ADVISER or DISTRIBUTOR, as the case may be, within 30 days after written notice of such breach is delivered to LIFE COMPANY;

(k)	At the option of TRUST, if the Variable Contracts are not registered, issued or sold in accordance with applicable federal and/or state law. Termination shall be effective immediately upon such occurrence without notice to LIFE COMPANY;

(l)	At the option of LIFE COMPANY in the event that any Portfolio ceases to qualify as a Regulated Investment Company under Subchapter M of the Code or under any successor or similar provision, or if LIFE COMPANY reasonably and in good faith believes that any Portfolio may fail to so qualify. Termination shall be effective immediately upon receipt of written notice by the other parties;

(m)	At the option of LIFE COMPANY in the event that any Portfolio fails to meet the diversification requirements specified in Article II hereof or if LIFE COMPANY reasonably and in good faith believes that any Portfolio may fail to meet such diversification requirements. Termination shall be effective immediately upon receipt of written notice by the other parties;

(n)	Except as provided in Section 11.9 of this Agreement, if this Agreement is assigned by a party without the prior written consent of the other parties, termination shall be effective immediately upon such occurrence without notice, unless the party whose rights were not assigned elects to continue the Agreement.

9.3 Notwithstanding any termination of this Agreement pursuant to Section 9.2 hereof, TRUST shall, at the option of the LIFE COMPANY, continue to make available additional TRUST shares, as provided below, for so long as LIFE COMPANY desires pursuant to the terms and conditions of this Agreement, for all Variable Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as “Existing Contracts”). Specifically, without limitation, if LIFE COMPANY so elects to make additional TRUST shares available, the owners of the Existing Contracts or LIFE COMPANY, whichever shall have legal authority to do so, shall be permitted to reallocate investments in TRUST, redeem investments in TRUST and/or invest in TRUST upon the payment of additional premiums under the Existing Contracts. In the event of a termination of this Agreement pursuant to Section 9.2 hereof, LIFE COMPANY, as promptly as is practicable under the circumstances, shall notify TRUST and DISTRIBUTOR whether LIFE COMPANY elects to continue to make TRUST shares available after such termination. If TRUST shares continue to be made available after such termination, all applicable provisions of this Agreement shall remain in effect until such time as the LIFE COMPANY elects to discontinue the availability of TRUST shares under the Variable Contracts. The parties further agree that this Section 9.3 shall not apply to terminations pursuant to Article V or Sections 9.2(h) or (k) of this Agreement.

9.4 Except as necessary to (i) implement Variable Contract owner initiated transactions or other transactions described in the prospectus or offering memorandum for the Variable Contracts, or (ii) as required by state insurance laws or regulations, federal law, or other applicable legal precedent (“Legally Required Redemptions”), or (iii) as necessary to effect a substitution (including but not limited to, a substitution permitted by the SEC pursuant to Section 26(c) of the ‘40 Act), LIFE COMPANY shall not redeem the shares attributable to the Variable Contracts (as opposed to the shares attributable to LIFE COMPANY’s assets held in the Separate Accounts or invested directly), and LIFE COMPANY shall not prevent Variable Contract owners from allocating payments to a Portfolio that was otherwise available under the Variable Contracts, until sixty (60) days after the LIFE COMPANY shall have notified TRUST of its intention to do so. In the event that the Agreement is terminated pursuant to Section 9.2 (d), (g), (i), (l) or (m), or TRUST chooses to liquidate a Portfolio, TRUST shall reimburse LIFE COMPANY for expenses that LIFE COMPANY reasonably incurs in connection with any disclosure and communication obligations required to be provided to Variable Contract owners that may result of such termination or liquidation, including in connection with any substitution of shares of another investment company or companies for the shares of the Portfolio(s) as to which the Agreement has been terminated. Upon request, LIFE COMPANY will promptly furnish to the TRUST and the DISTRIBUTOR the opinion of counsel for LIFE COMPANY (which counsel shall be reasonably satisfactory to the TRUST and the DISTRIBUTOR) to the effect that any redemption pursuant to clause (ii) above is a Legally Required Redemption.

Article X. NOTICES

Any notice hereunder shall be given by registered or certified mail return receipt requested, or overnight mail through a nationally-recognized delivery service, to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to TRUST, ADVISER or DISTRIBUTOR:

Credit Suisse Securities (USA), LLC

Eleven Madison Avenue

New York, NY 10010

Attention: Legal Dept

If to LIFE COMPANY:

Northwestern Mutual Life Insurance Company

720 East Wisconsin Avenue

Milwaukee, WI 53202-4797

Attention: Ron C. Nelson

Notice shall be deemed given on the date of receipt by the addressee as evidenced by the return receipt or by the overnight delivery service.

Article XI. MISCELLANEOUS

11.1 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

11.2 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

11.3 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

11.4 This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the state of New York. It shall also be subject to the provisions of the federal securities laws and the rules and regulations thereunder and to any orders of the SEC granting exemptive relief therefrom and the conditions of such orders.

11.5 The parties agree that the assets and liabilities of each Portfolio are separate and distinct from the assets and liabilities of each other Portfolio. No Portfolio shall be liable or shall be charged for any debt, obligation or liability of any other Portfolio. The parties to this Agreement acknowledge and agree that all liabilities of TRUST arising under this Agreement will be satisfied solely out of the assets of TRUST, and no Trustee, officer or agent of TRUST shall be personally liable for such debt, obligation or liability of any Portfolio. No Trustee, officer or agent of LIFE COMPANY shall be personally liable for such debt, obligation or liability of any Separate Account.

11.6 Each party to this Agreement will maintain all records required by law, including records detailing the services it provides and will provide each other party reasonable access to and copies of its books and records pertaining to the performance of services or obligations under this Agreement as may be reasonably necessary. Such records will be preserved, maintained and made available to the extent required by law and in accordance with the ‘40 Act and the rules thereunder. Each party shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, FINRA and state insurance regulators) and, to the extent practicable, shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby, except where a party’s respective interests are adverse to or in conflict with another party’s interests. Each party also agrees to promptly notify the other parties if it experiences any difficulty in maintaining the records in an accurate and complete manner. This provision shall survive termination of this Agreement.

11.7 The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

11.8 All prior negotiations, understandings and agreements between the parties with respect to the subject matter of this Agreement (other than relating to costs as memorialized in other agreements between LIFE COMPANY and DISTRIBUTOR or its affiliates) are merged into this Agreement. No provision of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by TRUST, DISTRIBUTOR and the LIFE COMPANY or via a subsequent agreement between the parties.

11.9 This Agreement or any of the rights or obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto, except that DISTRIBUTOR may assign, without further consent of the parties hereto, in whole or in part, its responsibilities hereunder as TRUST distributor to a third party distributor who has been duly appointed to serve as TRUST distributor.

IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Fund Participation Agreement as of the date and year first above written.

CREDIT SUISSE TRUST		CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Karen Regan	By:	/s/ Mark Barres
Name:	Karen Regan	Name:	Mark Barres
Title:	Secretary	Title:	Authorized Signatory

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY		CREDIT SUISSE ASSET MANAGEMENT, LLC

By:	/s/ David Simbro	By:	/s/ Mark Barres
Name:	David Simbro	Name:	Mark Barres
Title:	Senior Vice President – Life and Annuity Products	Title:	Director

Appendix A

The currently available Portfolios of the TRUST are:

Commodity Return Strategy Portfolio

Appendix B

Commodity Return Strategy Portfolio